Exhibit 99.1

Precigen Announces Up to $125 Million Non-Dilutive Financing

$100 million funded at close fortifies balance sheet and supports robust US commercialization of PAPZIMEOS, as well as potential expansion into international markets and the pursuit of pediatric and other HPV-related indications

GERMANTOWN, MD, September 3, 2025 -- Precigen, Inc. (Nasdaq: PGEN), a biopharmaceutical company specializing in the advancement of innovative precision medicines to improve the lives of patients, today announced that it has entered into a credit facility agreement with investment funds managed by Pharmakon Advisors, LP.

“I am pleased to announce this non-dilutive financing with Pharmakon, a respected leader in strategic life sciences funding,” said Helen Sabzevari, PhD, President and CEO of Precigen. “This fortifies our position for robust US commercialization of PAPZIMEOS, our groundbreaking novel immunotherapy, while also supporting efforts to expand to international markets and pursue pediatric and additional HPV-related indications. Precigen has demonstrated the strength of our innovative therapeutic platforms and is now advancing into the next stage as a commercial company. With the potential for revenue from PAPZIMEOS on the horizon, we are well-positioned to deliver meaningful growth and establish Precigen as a leading biopharma innovator.”

Harry Thomasian, Jr., Chief Financial Officer of Precigen adds, “Strengthening our balance sheet provides us with the financial flexibility to commercialize PAPZIMEOS while advancing our broader strategic objectives as Precigen enters a period of projected significant growth.”

The credit facility provides Precigen with up to $125 million committed across two tranches, subject to the terms and conditions of the agreement:

•	The first tranche of $100 million was funded at closing.

•	A second tranche of $25 million can be drawn at Precigen’s discretion through June 29, 2027, subject to certain conditions.

The credit facility will mature on the fifth anniversary of the closing date of the first tranche. The credit facility bears interest at a variable rate per year equal to 6.50% plus three-month secured overnight financing rate (SOFR) with a SOFR floor of 3.75%. The credit facility can be prepaid in whole at Precigen’s discretion at any time, subject to prepayment fees. Additional information on the agreement is filed as a Current Report on Form 8-K.

Evercore served as financial advisor and Davis Polk & Wardwell LLP served as legal advisor to Precigen. Akin Gump Strauss Hauer & Feld LLP served as legal advisor to Pharmakon Advisors, LP.

Pharmakon Advisors, LP is a leading investor in non-dilutive debt for the life sciences industry and is the investment manager of the BioPharma Credit funds. Established in 2009, funds managed by Pharmakon Advisors, LP have committed over $10 billion across 59 investments.

Precigen: Advancing Medicine with Precision®

Precigen (Nasdaq: PGEN) is a biopharmaceutical company specializing in the advancement of innovative precision medicines to address difficult-to-treat diseases with high unmet patient need. Precigen is dedicated to advancing scientific breakthroughs from proof-of-concept through commercialization. With a strong commitment to innovation, Precigen is developing a robust pipeline of differentiated therapies across its core therapeutic areas of immuno-oncology, autoimmune disorders, and infectious diseases. For more information about Precigen, visit www.precigen.com or follow us on LinkedIn or YouTube.

Trademarks

Precigen, PAPZIMEOS, AdenoVerse, and Advancing Medicine with Precision are trademarks of Precigen and/or its affiliates. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what the Company expects. Examples of forward-looking statements include, among others, information relating to the Company’s business and business plans, the success of efforts to commercialize PAPZIMEOS™ (zopapogene imadenovec-drba) for the treatment of recurrent respiratory papillomatosis (RRP) in adults, the Company’s ability to successfully obtain foreign regulatory approvals for PAPZIMEOS, expectations about the safety and efficacy of PAPZIMEOS and the Company’s other product candidates, the timing of clinical trials and their results, the Company’s ability to commence clinical studies or complete ongoing clinical studies, and the ability of PAPZIMEOS to treat RRP. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For further information on potential risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Investor Contact:
Steven M. Harasym
Tel: +1 (202) 365-2563
investors@precigen.com

Media Contact:
Donelle M. Gregory
press@precigen.com